Exhibit 11

                                        CHIQUITA BRANDS INTERNATIONAL, INC.

                                COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                      (In thousands, except per share amounts)




                                                                        Quarter Ended          Six Months Ended
                                                                  June 30,                June 30,
                                                             1997         1996           1997          1996
     A.  Primary earnings per common share

       Income before extraordinary item                   $   41,083   $   43,089     $   84,377   $   67,317
       Dividends on preferred stock                           (4,223)      (2,066)        (8,445)      (4,133)
                                                          ----------   ----------     ----------   ----------
       Income attributable to common shares
           before extraordinary item                          36,860       41,023         75,932       63,184
       Extraordinary loss from debt refinancing                   --       (5,556)            --       (5,556)
                                                          ----------   ----------     ----------   ----------
       Net income attributable to common shares           $   36,860   $   35,467     $   75,932   $   57,628

                                                          ==========   ==========     ==========   ==========


       Shares used in calculation of per share data:
           Weighted average common shares outstanding         56,233       55,408         56,146       55,249
           Less restricted common shares                        (176)        (278)          (188)        (294)
           Dilutive effect of assumed exercise of
              stock options                                    1,207          854          1,150          997
                                                          ----------   ----------     ----------   ----------
                                                              57,264       55,984         57,108       55,952
                                                          ==========   ==========     ==========   ==========

       Primary earnings per common share:
           Income before extraordinary item               $      .64   $      .73     $     1.33   $     1.13
           Extraordinary item                                     --         (.10)            --         (.10)

                                                          ----------   ----------     ----------   ----------
           Net income                                     $      .64   $      .63     $     1.33   $     1.03
                                                          ==========   ==========     ==========   ==========

                                        CHIQUITA BRANDS INTERNATIONAL, INC.

                                COMPUTATION OF EARNINGS PER COMMON SHARE (Unaudited)
                                      (In thousands, except per share amounts)


                                                                      Quarter Ended        Six Months Ended
                                                                 June 30,                  June 30,
                                                              1997         1996          1997          1996
     B.  Fully diluted earnings per common share

       Income before extraordinary item                   $    41,083   $   43,089    $   84,377   $   67,317
       Extraordinary loss from debt refinancing                    --       (5,556)           --       (5,556)
                                                           ----------   ----------    ----------   ----------
       Net income                                         $    41,083   $   37,533    $   84,377   $   61,761

                                                           ==========   ==========    ==========   ==========
       Shares used in calculation of per share data:
           Weighted average common shares outstanding          56,233       55,408        56,146       55,249
           Less restricted common shares                         (176)        (278)         (183)        (284)
           Dilutive effect of assumed conversion of
              preferred stock                                  15,232        7,566        15,232        7,566
           Dilutive effect of assumed exercise of
              stock options                                     1,207          854         1,311        1,158
                                                           ----------   ----------    ----------   ----------
                                                               72,496       63,550        72,506       63,689
                                                           ==========   ==========    ==========   ==========
       Fully diluted earnings per common share:
           Income before extraordinary item               $       .57   $      .68          1.16   $     1.06
           Extraordinary item                                      --         (.09)           --         (.09)
                                                           ----------   ----------    ----------   ----------
           Net income                                     $       .57   $      .59    $     1.16   $      .97

                                                           ==========   ==========    ==========   ==========
     /TABLE
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